
<ARTICLE> 5

<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of Commercial Net Lease Realty, Inc. at June 30, 1997, and its statement of earnings for the six months then ended and is qualified in its entirety by reference to the Form 10-Q of Commercial Net Lease Realty, Inc. for the six months ended June 30, 1997.
</LEGEND>


<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                         807,000
<SECURITIES>                                         0
<RECEIVABLES>                                  561,000
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     359,491,000
<DEPRECIATION>                              10,018,000
<TOTAL-ASSETS>                             473,493,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       234,000
<OTHER-SE>                                 290,728,000
<TOTAL-LIABILITY-AND-EQUITY>               473,493,000
<SALES>                                              0
<TOTAL-REVENUES>                            23,083,000
<CGS>                                                0
<TOTAL-COSTS>                                4,307,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           5,094,000
<INCOME-PRETAX>                             13,953,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         13,953,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,953,000
<EPS-PRIMARY>                                      .62
<EPS-DILUTED>                                      .62

<F1>Due to the nature of its industry, commercial Net Lease Reatly, Inc. has an unclassified balance sheet, therefore, no values are shown above for current assets and current liabilities.


